Exhibit 12.1

Susquehanna Bancshares, Inc. and subsidiaries

Computation of Earnings to Fixed Charges

Computation of Earnings to Fixed Charges

	2009	2008	2007	2006	2005

Earnings:
Pre-tax income	$2,043	$109,579	$97,763	$121,567	$112,438

Add:
Fixed charges, excluding interest on deposits	79,520	97,124	62,956	53,066	51,176

Earnings excluding interest on deposits	81,563	206,703	160,719	174,633	163,614
Interest on deposits	160,295	205,946	190,523	155,579	96,163

Total earnings	$241,858	$412,649	$351,242	$330,212	$259,777

Fixed charges
Interest on borrowings	$74,713	$92,822	$59,731	$50,442	$48,612
Interest component of rentals	4,807	4,302	3,225	2,624	2,564

Fixed charges excluding interest on deposits	79,520	97,124	62,956	53,066	51,176
Interest on deposits	160,295	205,946	190,523	155,579	96,163

Fixed charges	$239,815	$303,070	$253,479	$208,645	$147,339

Earnings to Fixed Charges:
Excluding interest on Deposits	1.03X	2.13X	2.55X	3.29X	3.20X
Including interest on Deposits	1.01X	1.36X	1.39X	1.58X	1.76X

Computation of Earnings to Fixed Charges and Preferred Stock Dividend Requirements (1)

	2009	2008	2007	2006	2005

Earnings:
Pre-tax income	$2,043	$109,579	$97,763	$121,567	$112,438

Add:
Fixed charges and preferred stock dividends, excluding interest on deposits	103,520	98,391	62,956	53,066	51,176

Less:
Preferred stock dividend requirements	24,000	1,267	—	—	—

Earnings excluding interest on deposits	81,563	206,703	160,719	174,633	163,614
Interest on deposits	160,295	205,946	190,523	155,579	96,163

Total earnings	$241,858	$412,649	$351,242	$330,212	$259,777

Fixed charges and preferred stock dividend requirements
Interest on borrowings	$74,713	$92,822	$59,731	$50,442	$48,612
Interest component of rentals	4,807	4,302	3,225	2,624	2,564
Preferred stock dividend requirements	24,000	1,267	—	—	—

Fixed charges and preferred stock dividends excluding interest on deposits	103,520	98,391	62,956	53,066	51,176
Interest on deposits	160,295	205,946	190,523	155,579	96,163

Total fixed charges and preferred stock dividend requirements	$263,815	$304,337	$253,479	$208,645	$147,339

Deficiency	$21,957	$—	$—	$—	$—

Earnings to Fixed Charges and Preferred Stock Dividend Requirements
Excluding interest on Deposits	0.79X	2.10X	2.55X	3.29X	3.20X
Including interest on Deposits	0.92X	1.36X	1.39X	1.58X	1.76X

(1)	As defined in Item 503(d) of Regulation S-K